SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act Of 1934

(Amendment No.     )

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STATE STREET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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March 17, 2005

The Company’s proxy statement, first distributed to stockholders beginning March 16, 2005, relating to the Company’s 2005 annual meeting to be held on April 20, 2005 had an error in the summary compensation table (page 23 of your proxy statement) relating to the 2004 bonus of Mr. Logue. The table and footnotes on the following pages (numbered pages 23 and 24) correct that entry and contain information relating to the bonus in footnote (5). Please use these pages instead of the corresponding pages in your bound proxy statement. We apologize for the error.

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

EXECUTIVE COMPENSATION

The table below shows information concerning the annual and long-term compensation paid by State Street and its subsidiaries, including the Bank, to the current chairman and chief executive officer, the former chairman and chief executive officer, the four other most highly compensated current executive officers, and a deceased executive officer of State Street (the “Named Executive Officers”) for the periods shown.

Summary Compensation Table

								Long-Term Compensation
	Annual Compensation							Awards			Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Other Annual Compen- sation ($)(2)		Restricted/ Deferred Stock Awards ($)(3)		Securities Underlying Options (# shares)	Long- Term Incentive Payouts ($)		All Other Compen- sation ($)(4)
Ronald E. Logue Chairman and Chief Executive Officer	2004 2003 2002	919,846 826,154 800,004		2,800,000 650,000 900,000	(5)			0 0 0		0 205,500 278,600	2,244,369 0 2,281,343		27,595 25,345 24,000

John R. Towers Vice Chairman	2004 2003 2002	641,931 629,739 605,843		565,000 420,000 750,000				0 0 0		0 135,600 154,700	1,196,600 0 1,292,085		19,258 19,474 18,175

Edward J. Resch Executive Vice President (6)	2004 2003 2002	522,708 512,247 108,017		600,000 300,000 1,000,000		21,173 40,897		0 0 646,940		0 64,700 78,500	449,379 0 0		10,743 9,427 0

Alan John Brown (7) Executive Vice President	2004 2003 2002	872,280 772,149 698,883	(8)(9) (8)(9) (8)(9)	2,300,000 770,663 595,604			(10)	0 1,236,829 965,423		0 21,100 32,400	217,116 0 514,803		0 0 0

Peter G. Leahy (11) Senior Vice President	2004 2003 2002	600,000 606,923 550,035		1,800,000 1,900,000 1,750,000				148,259 497,177 0	(12)	7,153 29,326 0	0 0 0		18,000 18,208 16,501

David A. Spina (13) Former Chairman and Chief Executive Officer	2004 2003 2002	535,401 1,053,879 1,000,037		0 1,200,000 1,800,000				0 0 0		0 308,200 420,300	0 0 3,664,320		12,090,109 32,087 30,001	(14)

Timothy B. Harbert (15) Executive Vice President	2004 2003 2002	418,876 645,442 625,011		826,466 775,475 627,254	(16) (17) (17)			0 1,274,810 1,058,663		0 33,900 77,400	799,716 0 797,476	(18)	1,760,050 6,525 6,000	(19)

(1)	Except as otherwise noted in footnotes (5) and (16), one-third of the bonuses awarded for 2004 are payable in the form of deferred stock awards under the 1997 Equity Incentive Plan, to vest (based upon continued service) in two equal installments starting at the first anniversary of the award date; the remaining two-thirds are payable in cash.

(2)	In accordance with SEC rules, disclosure of perquisites is omitted where for any Named Executive Officer the total perquisites and other personal benefits per year does not exceed the lesser of $50,000 or 10% of the officer’s combined salary and bonus. Perquisites provided in 2004 to three Named Executive Officers consisted of the use of a company car and driver/security specialist for commuting and personal use (allocated by time of use and miles), and security monitoring service on residences; for three other Named Executive Officers, parking passes; and for two Named Executive Officers, executive health screening through a hospital. The allocated incremental cost to State Street for these perquisites for any Named Executive Officer was less than $50,000. See also footnote (10).

(3)

Dividends are paid on Restricted Stock Awards. Based on the fair market value of State Street’s common stock on December 31, 2004, the aggregate number and value of all restricted and deferred stock holdings on such date were

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37,750 shares and $1,854,280 for Mr. Logue, 4,667 shares and $229,243 for Mr. Resch, 11,519 shares and $565,813 for Mr. Leahy, and 41,166 shares and $2,022,074 for Mr. Brown.

(4)	Except as otherwise noted in footnotes (14) and (19), reflects State Street’s contributions to the Salary Savings Program, and company credits to the State Street Corporation 401(k) Restoration and Voluntary Deferral Plan as follows: Mr. Spina, $12,987; Mr. Logue, $21,445; Mr. Towers, $13,108; Mr. Resch, $9,531; Mr. Harbert, $6,150; and Mr. Leahy, $11,850.

(5)	Includes a deferred bonus of $1,500,000 awarded to Mr. Logue in June 2004, in his prior role as President and Chief Operating Officer, for the successful integration of the Global Securities Services business acquired by the Company from Deutsche Bank A.G. This bonus was paid solely in cash to Mr. Logue in January 2005.

(6)	Mr. Resch’s effective date of employment was October 14, 2002. Enumerated Other Annual Compensation in 2002 and 2003 was for Mr. Resch’s moving expenses.

(7)	Includes bonuses from the Executive Annual Incentive Plan and from the State Street Global Advisors Annual Incentive Plan.

(8)	Payments made in British Pounds were converted to US dollars using the average rates of exchange of 1.83277, 1.63554, and 1.50377 respectively, for the years 2004, 2003, and 2002.

(9)	Mr. Brown received additional compensation included in his base salary in lieu of participation in the UK retirement program.

(10)	Mr. Brown is a resident of London, England, and as co-head of SSgA, the investment management division of the Bank, in 2004 and SSgA’s Group Chief Investment Officer, Mr. Brown was required to devote significant time in Boston on Company business. In lieu of reimbursing Mr. Brown for hotel business expenses while in Boston on Company business, the Company leased an apartment in Boston for Mr. Brown’s business use. The rental for 2004 was $58,711. This cost is incurred for the benefit of the Company, and the apartment is used by Mr. Brown while on Company business, and not for personal use. Accordingly, no portion of the expenses are included in the column on Other Annual Compensation.

(11)	Bonus payable from the State Street Global Advisors Annual Incentive Plan.

(12)	Mr. Leahy’s 2004 restricted stock award was made on March 3, 2004 for an aggregate of 2,809 shares; the shares are scheduled to vest in 33 1/3% increments on June 30, 2005, June 30, 2006 and June 30, 2007.

(13)	Mr. Spina retired on June 30, 2004.

(14)	Includes an aggregate of $12,070,972 paid to Mr. Spina by the Company upon his retirement, in recognition of his services to the Company and in lieu of unpaid incentive payments. Mr. Spina was also entitled to earned retirement benefits and to option rights and retiree benefit rights under the respective Company programs.

(15)	Mr. Harbert died in August 2004.

(16)	Bonus payable solely in cash from the State Street Global Advisors Annual Incentive Plan.

(17)	Includes bonuses from the Senior Executive Annual Incentive Plan and the State Street Global Advisors Annual Incentive Plan.

(18)	Mr. Harbert’s Long Term Incentive Payments were prorated and accelerated upon his death; of this amount, $211,775 represents a pro-rated award under the SSgA Performance Award Plan, determined on a per share value of $48.55.

(19)	A death benefit is payable to Mr. Harbert’s beneficiary under the Executive Supplemental Defined Benefit Pension Plan, which has a current actuarially-equivalent value of $1,753,900, based on the beneficiary’s age and certain conversion factors.

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State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

3725-PSM